Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FIRST QUARTER 2019 FINANCIAL RESULTS

ROLLING MEADOWS, IL, April 25, 2019 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended March 31, 2019. Management will host a webcast conference call to discuss these results on Thursday, April 25, 2019 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 7.

“We had a fantastic start to 2019 and the team delivered on all four of our operating priorities. During the first quarter of 2019, our core brokerage and risk management operations generated excellent total revenue growth, terrific organic revenue growth, outstanding margin expansion and strong growth from our tuck-in M&A strategy,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Most importantly, our unique culture is thriving around the world, demonstrated by our being selected as a World’s Most Ethical Company for the eighth year in a row by the Ethisphere Institute. I believe we are very well positioned for the remainder of 2019.”

Summary of Financial Results – First Quarter

Reconciliations of non-GAAP measures begin on page 2

(Dollars in millions, except per share data)	1st Q 2019		1st Q 2018		Change
	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Brokerage Segment
Revenues	$1,381.9	$1,324.8	$1,195.6	$1,171.7	16%	13%
Organic revenues		$1,217.3		$1,151.8		5.7%
Net earnings	$309.5		$239.2		29%
Net earnings margin	22.4%		20.0%		+239 bpts
Adjusted EBITDAC		$471.9		$410.2		15%
Adjusted EBITDAC margin		35.6%		35.0%		+61 bpts
Diluted net earnings per share	$1.59	$1.45	$1.26	$1.29	26%	12%

Risk Management Segment
Revenues before reimbursements	$203.3	$203.3	$195.1	$191.9	4%	6%
Organic revenues		$199.5		$191.7		4.1%
Net earnings	$16.2		$15.9		2%
Net earnings margin (before reimbursements)	8.0%		8.2%		-18 bpts
Adjusted EBITDAC		$34.5		$31.4		10%
Adjusted EBITDAC margin (before reimbursements)		17.0%		16.4%		+61 bpts
Diluted net earnings per share	$0.09	$0.09	$0.09	$0.09	—%	—%

Corporate Segment
Diluted net earnings per share	$0.09	$0.09	$0.13	$0.13

Total Company
Diluted net earnings per share	$1.77	$1.63	$1.48	$1.51	20%	8%

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Quarter Ended March 31 Reported GAAP to Adjusted Non-GAAP Reconciliation:

	Revenues Before						Diluted Net
	Reimbursements		Net Earnings		EBITDAC		Earnings Per Share
Segment	1st Q 19	1st Q 18	1st Q 19	1st Q 18	1st Q 19	1st Q 18	1st Q 19	1st Q 18	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$1,381.9	$1,195.6	$309.5	$239.2	$506.7	$407.8	$1.59	$1.26	26%
Net gains on divestitures	(57.1)	(2.9)	(33.1)	(2.2)	(44.1)	(2.9)	(0.17)	(0.01)
Acquisition integration	—	—	0.3	—	0.4	—	—	—
Workforce & lease termination	—	—	4.7	5.7	6.3	7.6	0.03	0.03
Acquisition related adjustments	—	—	(0.1)	3.9	2.6	2.7	—	0.02
Levelized foreign currency translation	—	(21.0)	—	(2.2)	—	(5.0)	—	(0.01)

Brokerage, as adjusted *	1,324.8	1,171.7	281.3	244.4	471.9	410.2	1.45	1.29	12%

Risk Management, as reported	203.3	195.1	16.2	15.9	34.1	31.9	0.09	0.09	—%
Workforce & lease termination	—	—	0.3	0.2	0.4	0.2	—	—
Acquisition related adjustments	—	—	—	(0.1)	—	—	—	—
Levelized foreign currency translation	—	(3.2)	—	(0.5)	—	(0.7)	—	—

Risk Management, as adjusted *	203.3	191.9	16.5	15.5	34.5	31.4	0.09	0.09	—%

Corporate, as reported	372.3	412.2	26.0	30.9	(65.4)	(59.9)	0.09	0.13

Total Company, as reported	$1,957.5	$1,802.9	$351.7	$286.0	$475.4	$379.8	$1.77	$1.48	20%

Total Company, as adjusted *	$1,900.4	$1,775.8	$323.8	$290.8	$441.0	$381.7	$1.63	$1.51	8%

Total Brokerage & Risk Management, as reported	$1,585.2	$1,390.7	$325.7	$255.1	$540.8	$439.7	$1.68	$1.35	24%

Total Brokerage & Risk Management, as adjusted *	$1,528.1	$1,363.6	$297.8	$259.9	$506.4	$441.6	$1.54	$1.38	12%

*

For first quarter 2019, the pretax impact of the Brokerage segment adjustments totals $(37.5) million, with a corresponding adjustment to the benefit for income taxes of $(9.3) million relating to these items. The pretax impact of the Risk Management segment adjustments totals $0.4 million, with a corresponding adjustment to the provision for income taxes of $0.1 million relating to these items. A detailed reconciliation of the 2019 and 2018 provision (benefit) for income taxes is shown on pages 12 and 13.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	1st Q 19	1st Q 18	Change
Base Commissions and Fees
Commissions and fees, as reported	$1,202.2	$1,092.6	10.0%
Less commissions and fees from acquisitions	(84.7)	—
Less divested operations	—	(7.8)
Levelized foreign currency translation	—	(18.7)

Organic base commissions and fees	$1,117.5	$1,066.1	4.8%

Supplemental Revenues
Supplemental revenues, as reported	$56.7	$52.0	9.0%
Less supplemental revenues from acquisitions	(0.4)	—
Levelized foreign currency translation	—	(1.1)

Organic supplemental revenues	$56.3	$50.9	10.6%

Contingent Revenues
Contingent revenues, as reported	$48.0	$34.9	37.5%
Less contingent revenues from acquisitions	(4.5)	—
Levelized foreign currency translation	—	(0.1)

Organic contingent revenues	$43.5	$34.8	25.0%

Total reported commissions, fees, supplemental revenues and contingent revenues	$1,306.9	$1,179.5	10.8%
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(89.6)	—
Less divested operations	—	(7.8)
Levelized foreign currency translation	—	(19.9)

Total organic commissions, fees, supplemental revenues and contingent revenues	$1,217.3	$1,151.8	5.7%

Acquisition Activity	1st Q 19	1st Q 18
Number of acquisitions closed *	11	6
Estimated annualized revenues acquired (in millions)	$71.2	$26.7

*	In the first quarter of 2019, Gallagher issued 464,000 shares at the request of sellers and/or in connection with tax-free exchange acquisitions.

Compensation Expense and Ratios			1st Q 19	1st Q 18
Compensation expense, as reported			$677.2	$625.4
Workforce and lease termination related charges			(2.2)	(3.9)
Acquisition related adjustments			(2.6)	(2.7)
Levelized foreign currency translation			—	(12.5)

Compensation expense, as adjusted			$672.4	$606.3

Reported compensation expense ratios using reported revenues on page 2	*		49.0%	52.3%

Adjusted compensation expense ratios using adjusted revenues on page 2	*	*	50.8%	51.8%

*

Reported first quarter compensation ratio was 3.3 pts lower than the same period in 2018. This ratio was favorably impacted by the net gain from divestitures in the current quarter as well as savings in compensation related to headcount controls and two acquisitions that closed in mid-2018, which have lower compensation ratios and higher operating expense ratios.

**

Adjusted first quarter compensation ratio was 1.0 pts lower than the same period in 2018. This ratio was primarily impacted by savings in compensation related to headcount controls, as well as two acquisitions that closed in mid-2018, which have lower compensation ratios and higher operating expense ratios.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Operating Expense and Ratios			1st Q 2019	1st Q 2018
Operating expense, as reported			$198.0	$162.4
Acquisition integration			(0.4)	—
Workforce and lease termination related charges			(4.1)	(3.7)
Costs related to divestures			(13.0)	—
Levelized foreign currency translation			—	(3.5)

Operating expense, as adjusted			$180.5	$155.2

Reported operating expense ratios using reported revenues on page 2	*		14.3%	13.6%

Adjusted operating expense ratios using adjusted revenues on page 2	*	*	13.6%	13.3%

*

Reported first quarter operating expense ratio was 0.7 pts higher than the same period in 2018. This ratio was primarily impacted by costs related to the divesting of operations as noted above, as well as two acquisitions that closed in mid-2018, which have lower compensation ratios and higher operating expense ratios. All other items were essentially consistent with the prior period.

**

Adjusted first quarter operating expense ratio was 0.3 pts higher than the same period in 2018. This ratio was primarily impacted by two acquisitions that closed in mid-2018, which have lower compensation ratios and higher operating expense ratios. All other items were essentially consistent with the prior period.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	1st Q 2019	1st Q 2018	Change
Net earnings, as reported	$309.5	$239.2	29.4%
Provision for income taxes	102.9	79.7
Depreciation	16.2	14.8
Amortization	75.5	66.9
Change in estimated acquisition earnout payables	2.6	7.2

EBITDAC	506.7	407.8	24.3%

Net gains on divestitures	(44.1)	(2.9)
Acquisition integration	0.4	—
Workforce and lease termination related charges	6.3	7.6
Acquisition related adjustments	2.6	2.7
Levelized foreign currency translation	—	(5.0)

EBITDAC, as adjusted	$471.9	$410.2	15.0%

Net earnings margin, as reported using reported revenues on page 2	22.4%	20.0%	+239 bpts

EBITDAC margin, as adjusted using adjusted revenues on page 2	35.6%	35.0%	+61 bpts

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	1st Q 2019	1st Q 2018	Change
Fees	$201.6	$193.3	4.3%
International performance bonus fees	1.3	1.6

Fees as reported	202.9	194.9	4.1%

Less fees from acquisitions	(3.4)	—
Levelized foreign currency translation	—	(3.2)

Organic fees	$199.5	$191.7	4.1%

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		1st Q 2019	1st Q 2018
Compensation expense, as reported		$124.8	$119.0
Workforce and lease termination related charges		(0.4)	(0.1)
Levelized foreign currency translation		—	(1.9)

Compensation expense, as adjusted		$124.4	$117.0

Reported compensation expense ratios using reported revenues (before reimbursements) on page 2	*	61.4%	61.0%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on page 2	*	61.2%	61.0%

*

Reported first quarter compensation ratio was 0.4 pts higher than the same period in 2018. Adjusted first quarter compensation ratio was 0.2 pts higher than the same period in 2018. Both ratios were primarily impacted by an increase in base compensation and temporary help associated with new program ramp-up, partially offset by savings in incentive compensation.

Operating Expense and Ratios		1st Q 2019	1st Q 2018
Operating expense, as reported		$44.4	$44.2
Workforce and lease termination related charges		—	(0.1)
Levelized foreign currency translation		—	(0.6)

Operating expense, as adjusted		$44.4	$43.5

Reported operating expense ratios using reported revenues (before reimbursements) on page 2	*	21.8%	22.7%

Adjusted operating expense ratios using adjusted revenues (before reimbursements) on page 2	*	21.8%	22.7%

*	Reported and adjusted first quarter operating expense ratios were 0.9 pts lower than the same period in 2018. The first quarter 2018 ratio was unfavorably impacted by an adverse make-whole settlement.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	1st Q 2019	1st Q 2018	Change
Net earnings, as reported	$16.2	$15.9	1.9%
Provision for income taxes	5.8	5.7
Depreciation	10.8	8.8
Amortization	1.0	1.3
Change in estimated acquisition earnout payables	0.3	0.2

EBITDAC	34.1	31.9	6.9%
Workforce and lease termination related charges	0.4	0.2
Levelized foreign currency translation	—	(0.7)

EBITDAC, as adjusted	$34.5	$31.4	9.9%

Net earnings margin, as reported using reported revenues (before reimbursements) on page 2	8.0%	8.2%	-18 bpts

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on page 2	17.0%	16.4%	+61 bpts

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Corporate Segment Reported GAAP Information (dollars in millions):

	1st Q 19			1st Q 18
Components of Corporate Segment, as reported	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests
Interest and banking costs	$(41.1)	$10.7	$(30.4)	$(32.5)	$8.5	$(24.0)
Clean energy related (1)	(53.5)	115.0	61.5	(56.9)	109.4	52.5
Acquisition costs	(3.9)	0.6	(3.3)	(2.0)	0.3	(1.7)
Corporate (includes impact of U.S. Tax Reform)	(21.9)	12.3	(9.6)	(14.1)	10.9	(3.2)

Reported 1st quarter	$(120.4)	$138.6	$18.2	$(105.5)	$129.1	$23.6

(1)	Pretax loss for the first quarter is presented net of amounts attributable to noncontrolling interests of $7.8 million in 2019 and $7.3 million in 2018.

Interest and banking costs and debt - At March 31, 2019, Gallagher had $3,798.0 million of borrowings from private placements, $260.0 million of short-term borrowings under its line of credit facility and $134.8 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations.

Clean energy - Consists of the operating results related to our investments in 34 clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate (includes impact of U.S. Tax Reform) - Consists of overhead allocations mostly related to corporate staff compensation and other corporate level activities. In addition, this includes the tax expense related to the on-going impact of the U.S. tax legislation passed in December 2017 - principally the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended March 31, 2019 and 2018 was (9.3)% and (18.0)%, respectively, which was lower than the statutory rate due to the amount of IRC Section 45 tax credits.

Other

During the first quarter of 2019, Gallagher recognized a one-time, net gain $0.17 of diluted net earnings per share related to the divestiture of a travel insurance brokerage and four other smaller brokerage operations.

Webcast Conference Call

Gallagher will host a webcast conference call on Thursday, April 25, 2019 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Rolling Meadows, Illinois, has operations in 35 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

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Impact of a New Lease Accounting Standard in First Quarter 2019

A new lease accounting standard was adopted as of January 1, 2019, using the modified retrospective approach allowing Gallagher to initially apply the new lease standard at the adoption date and recognize a cumulative effect adjustment to the opening balance of retained earnings in the first quarter 2019. Consequently, the reporting for the comparative prior year periods presented in 2019 will continue to be in accordance with the previous lease guidance, including comparative disclosure requirements. The new lease accounting standard requires us to recognize lease right-of-use assets and lease liabilities on our balance sheet, which are established at the inception of a lease by computing a net present value of the future lease payments. Right-of-use assets are amortized to expense, and the discount amount related to lease liabilities is accreted to expense, over the lease term. The amortization of the right-of-use asset is calculated as the difference between the straight-line lease expense and the interest calculated on the lease liability. Rent payments are applied against the lease liabilities. Adoption of the new lease standard resulted in the recording of net right-of-use assets and lease liabilities of approximately $379.6 million and $420.3 million, respectively, and the reclassification of net rent related asset and liabilities of $38.3 million as of January 1, 2019. The cumulative effect of the adoption was recognized as a decrease to retained earnings of $2.4 million on January 1, 2019. There was a de minimis impact on the first quarter 2019 statement of earnings related to the adoption of this new lease standard.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the impact of tax reform on our results and clean energy investments; (ii) anticipated future results or performance of any segment or the Company as a whole; (iii) the premium rate environment and the state of insurance markets; and (iv) the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in our understanding of, or new IRS guidance relating to, tax reform; changes in worldwide and national economic conditions, including as a result of Brexit, a prolonged government shutdown or tariffs; changes in premium rates and in insurance markets generally; and changes in the insurance brokerage industry’s competitive landscape.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. See further below for definitions and the reason each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

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Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior year information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 12 and 13 for a reconciliation of the adjustments made to income taxes.

•

Adjusted revenues and expenses - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

•	Costs related to divestitures, which include legal and other costs related to certain operations that are being exited by Gallagher.

•

Acquisition integration costs, which include costs related to certain large acquisitions, outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Workforce related charges, which primarily include severance costs related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•

Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups, impairment charges and acquisition related compensation charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the brokerage segment) and revenues before reimbursements (for the risk management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and, for the overall business, provide a meaningful way to measure its financial performance on an ongoing basis.

•

Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•

Adjusted EPS for the Brokerage and Risk Management segments - Net earnings adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the period-over-period impact of foreign currency translation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

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These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 10 and 11), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on page 2), for organic revenue measures (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 3, 4 and 5, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 1st Qtr Ended March 31,

(Unaudited - in millions except per share, percentage and workforce data)

	1st Q Ended	1st Q Ended
	Mar 31, 2019	Mar 31, 2018
Brokerage Segment
Commissions	$940.4	$839.4
Fees	261.8	253.2
Supplemental revenues	56.7	52.0
Contingent revenues	48.0	34.9
Investment income and net gains on divestitures	75.0	16.1

Total revenues	1,381.9	1,195.6

Compensation	677.2	625.4
Operating	198.0	162.4
Depreciation	16.2	14.8
Amortization	75.5	66.9
Change in estimated acquisition earnout payables	2.6	7.2

Expenses	969.5	876.7

Earnings before income taxes	412.4	318.9
Provision for income taxes	102.9	79.7

Net earnings	309.5	239.2
Net earnings attributable to noncontrolling interests	9.8	5.0

Net earnings attributable to controlling interests	$299.7	$234.2

EBITDAC
Net earnings	$309.5	$239.2
Provision for income taxes	102.9	79.7
Depreciation	16.2	14.8
Amortization	75.5	66.9
Change in estimated acquisition earnout payables	2.6	7.2

EBITDAC	$506.7	$407.8

	1st Q Ended	1st Q Ended
	Mar 31, 2019	Mar 31, 2018
Risk Management Segment
Fees	$202.9	$194.9
Investment income	0.4	0.2

Revenues before reimbursements	203.3	195.1
Reimbursements	33.1	34.8

Total revenues	236.4	229.9

Compensation	124.8	119.0
Operating	44.4	44.2
Reimbursements	33.1	34.8
Depreciation	10.8	8.8
Amortization	1.0	1.3
Change in estimated acquisition earnout payables	0.3	0.2

Expenses	214.4	208.3

Earnings before income taxes	22.0	21.6
Provision for income taxes	5.8	5.7

Net earnings	16.2	15.9
Net earnings attributable to noncontrolling interests	—	—

Net earnings attributable to controlling interests	$16.2	$15.9

EBITDAC
Net earnings	$16.2	$15.9
Provision for income taxes	5.8	5.7
Depreciation	10.8	8.8
Amortization	1.0	1.3
Change in estimated acquisition earnout payables	0.3	0.2

EBITDAC	$34.1	$31.9

See “Information Regarding Non-GAAP Measures” on page 7 of 13.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 1st Qtr Ended March 31,

(Unaudited - in millions except share and per share data)

	1st Q Ended	1st Q Ended
	Mar 31, 2019	Mar 31, 2018
Corporate Segment
Revenues from consolidated clean coal facilities	$356.4	$400.5
Royalty income from clean coal licenses	16.6	12.2
Loss from unconsolidated clean coal facilities	(0.7)	(0.5)

Total revenues	372.3	412.2

Cost of revenues from consolidated clean coal facilities	382.5	431.2
Compensation	35.1	31.4
Operating	20.1	9.5
Interest	40.2	31.3
Depreciation	7.0	7.0

Expenses	484.9	510.4

Loss before income taxes	(112.6)	(98.2)
Benefit for income taxes	(138.6)	(129.1)

Net earnings	26.0	30.9
Net earnings attributable to noncontrolling interests	7.8	7.3

Net earnings attributable to controlling interests	$18.2	$23.6

EBITDAC
Net earnings	$26.0	$30.9
Benefit for income taxes	(138.6)	(129.1)
Interest	40.2	31.3
Depreciation	7.0	7.0

EBITDAC	$(65.4)	$(59.9)

	1st Q Ended	1st Q Ended
	Mar 31, 2019	Mar 31, 2018
Total Company
Commissions	$940.4	$839.4
Fees	464.7	448.1
Supplemental revenues	56.7	52.0
Contingent revenues	48.0	34.9
Investment income and net gains on divestitures	75.4	16.3
Revenues from clean coal activities	372.3	412.2

Revenues before reimbursements	1,957.5	1,802.9
Reimbursements	33.1	34.8

Total revenues	1,990.6	1,837.7

Compensation	837.1	775.8
Operating	262.5	216.1
Reimbursements	33.1	34.8
Cost of revenues from clean coal activities	382.5	431.2
Interest	40.2	31.3
Depreciation	34.0	30.6
Amortization	76.5	68.2
Change in estimated acquisition earnout payables	2.9	7.4

Expenses	1,668.8	1,595.4

Earnings before income taxes	321.8	242.3
Benefit for income taxes	(29.9)	(43.7)

Net earnings	351.7	286.0
Net earnings attributable to noncontrolling interests	17.6	12.3

Net earnings attributable to controlling interests	$334.1	$273.7

Diluted net earnings per share	$1.77	$1.48

Dividends declared per share	$0.43	$0.41

EBITDAC
Net earnings	$351.7	$286.0
Benefit for income taxes	(29.9)	(43.7)
Interest	40.2	31.3
Depreciation	34.0	30.6
Amortization	76.5	68.2
Change in estimated acquisition earnout payables	2.9	7.4

EBITDAC	$475.4	$379.8

See “Information Regarding Non-GAAP Measures” on page 7 of 13.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

		Mar 31, 2019	Dec 31, 2018
Cash and cash equivalents		$871.5	$607.2
Restricted cash		1,669.3	1,629.6
Premiums and fees receivable		6,253.2	4,857.5
Other current assets		875.5	1,024.4

Total current assets		9,669.5	8,118.7
Fixed assets - net		450.2	436.9
Deferred income taxes (includes tax credit carryforwards of $918.3 in 2019 and $856.9 in 2018)		869.9	806.2
Other noncurrent assets		630.7	573.6
Right-of-use assets	*	368.8	—
Goodwill		4,800.9	4,625.6
Amortizable intangible assets - net		1,841.4	1,773.0

Total assets		$18,631.4	$16,334.0

Premiums payable to underwriting enterprises		$6,741.4	$5,740.2
Accrued compensation and other current liabilities		999.6	1,055.1
Deferred revenue - current		402.1	379.3
Premium financing debt		134.8	154.0
Corporate related borrowings - current		360.0	365.0

Total current liabilities		8,637.9	7,693.6
Corporate related borrowings - noncurrent		3,690.3	3,091.4
Deferred revenue - noncurrent		78.0	78.4
Lease liabilities - noncurrent*	*	329.9	—
Other noncurrent liabilities		937.1	900.9

Total liabilities		13,673.2	11,764.3

Stockholders’ equity:
Common stock - issued and outstanding		185.3	184.0
Capital in excess of par value		3,606.3	3,541.9
Retained earnings		1,810.2	1,558.6
Accumulated other comprehensive loss		(721.5)	(785.6)

Total controlling interests stockholders’ equity		4,880.3	4,498.9
Noncontrolling interests		77.9	70.8

Total stockholders’ equity		4,958.2	4,569.7

Total liabilities and stockholders’ equity		$18,631.4	$16,334.0

*	Right-of-use assets and Lease liabilities - noncurrent relate to the adoption of a new lease accounting standard in first quarter 2019. See page 7 of 13 for additional information.

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	1st Q Ended	1st Q Ended
	Mar 31, 2019	Mar 31, 2018
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	184,521	181,466
Diluted weighted average shares outstanding (000s)	188,362	184,953
Number of common shares outstanding at end of period (000s)	185,252	182,075
Workforce at end of period (includes acquisitions):
Brokerage	23,130	20,427
Risk Management	6,435	5,983
Total Company	30,804	27,327

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	Earnings	Interests	Interests	per Share
1st Q Ended Mar 31, 2019
Brokerage, as reported	$412.4	$102.9	$309.5	$9.8	$299.7	$1.59
Net gains on divestitures	(44.1)	(11.0)	(33.1)	—	(33.1)	(0.17)
Acquisition integration	0.4	0.1	0.3	—	0.3	—
Workforce & lease termination	6.3	1.6	4.7	—	4.7	0.03
Acquisition related adjustments	(0.1)	—	(0.1)	—	(0.1)	—

Brokerage, as adjusted	$374.9	$93.6	$281.3	$9.8	$271.5	$1.45

Risk Management, as reported	$22.0	$5.8	$16.2	$—	$16.2	$0.09
Workforce & lease termination	0.4	0.1	0.3	—	0.3	—

Risk Management, as adjusted	$22.4	$5.9	$16.5	$—	$16.5	$0.09

See “Information Regarding Non-GAAP Measures” on page 7 of 13.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	Earnings	Interests	Interests	per Share
1st Q Ended Mar 31, 2018
Brokerage, as reported	$318.9	$79.7	$239.2	$5.0	$234.2	$1.26
Net gains on divestitures	(2.9)	(0.7)	(2.2)	—	(2.2)	(0.01)
Workforce & lease termination	7.6	1.9	5.7	—	5.7	0.03
Acquisition related adjustments	5.1	1.2	3.9	—	3.9	0.02
Levelized foreign currency translation	(2.9)	(0.7)	(2.2)	—	(2.2)	(0.01)

Brokerage, as adjusted	$325.8	$81.4	$244.4	$5.0	$239.4	$1.29

Risk Management, as reported	$21.6	$5.7	$15.9	$—	$15.9	$0.09
Workforce & lease termination	0.2	—	0.2	—	0.2	—
Acquisition related adjustments	(0.1)	—	(0.1)	—	(0.1)	—
Levelized foreign currency translation	(0.7)	(0.2)	(0.5)	—	(0.5)	—

Risk Management, as adjusted	$21.0	$5.5	$15.5	$—	$15.5	$0.09

See “Information Regarding Non-GAAP Measures” on page 7 of 13.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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